Exhibit 99.1

For Immediate Release

FULL HOUSE RESORTS ANNOUNCES HIRING OF MARK MILLER AS CFO

Las Vegas – January 10, 2007 - Full House Resorts, Inc. (AMEX: FLL) today announced that Mark Miller was named Senior Vice President and Chief Financial Officer of the Company, effective in February upon completion of his current assignment. Mr. Miller has substantial experience in the gaming industry and served as Executive Vice President – Financial Administration of Nevada-based Showboat Inc, a former New York Stock Exchange listed hotel and casino company. Mr. Miller also served at various times as president, COO, and CFO of the Showboat Hotel and Casino in Atlantic City, NJ. Most recently, he has served as CFO for Aero Products International, where he was responsible for all finance, accounting and IT functions. Mr. Miller was also previously Executive Vice President and CFO of American Skiing Company, a publicly traded company with extensive ski resort and real estate operations, where he developed and executed strategic financial restructurings including raising capital, asset sales and debt restructurings.

James D. Meier, who has served as Chief Financial Officer of the Company since 2004, will remain with the Company as Vice President of Finance.

“I am thrilled that someone with Mark’s experience and expertise in financial strategic planning and execution will be joining us and that Jim will remain with the company”, said Andre M. Hilliou, Chief Executive Officer. “Jim has done an admirable job guiding us through our most recent public offering and maintaining our corporate filings. And now that we are poised to enter the next phase of our corporate plan, under Mark’s leadership, I believe these two individuals will create a strong and experienced financial department.”

About Full House Resorts, Inc.

Full House develops and manages gaming facilities. Full House manages Midway Slots and Simulcast at the Delaware State Fairgrounds in Harrington, Delaware, along with the owner of the adjacent racetrack. Midway Slots and Simulcast has a total of 1,581 gaming devices, a 350-seat buffet, a 50-seat diner, gourmet Steak House and an entertainment lounge. Full House also has a management agreement with the Nottawaseppi Huron Band of Potawatomi Indians for the development and management of a first-class casino/resort with more than 2,000 gaming devices in the Battle Creek, Michigan area, which is currently in development. In addition, Full House has a Gaming Management Agreement with the Nambé Pueblo of New Mexico for the development of a coordinated entertainment venue centered on a 50,000 square foot casino and with the Northern Cheyenne Nation of Montana for the development and management of a 27,000 square foot gaming facility. Full House has signed an agreement to acquire the Stockman’s Casino and Holiday Inn Express in Fallon, Nevada. A closing is anticipated in early 2007 subject to regulatory approvals. Stockman’s Casino completed a renovation, which results in a total of almost 8,400 square feet of gaming space with approximately 280 gaming machines, 4 table games and a keno game. The casino has a bar, a fine dining restaurant and a popular coffee shop. The Holiday Inn Express has 98 guest rooms, indoor and outdoor swimming pools, a sauna, fitness club, meeting room and business center. Further information about Full House can be viewed on its web site at www.fullhouseresorts.com.

Forward-looking Statements

Some of the statements made in this release are forward-looking statements. These forward-looking statements are based upon Full House’s current expectations and projections about future events and generally relate to Full House’s plans, objectives and expectations for Full House’s business. Although Full House’s management believes that the plans and objectives expressed in these forward-looking statements are reasonable, the outcome of such plans, objectives and expectations involve risks and uncertainties including without limitation, regulatory approvals, financing sources and terms, integration of acquisitions, competition and business conditions in the gaming industry. Additional information concerning potential factors that could affect Full House’s financial condition and results of operations is included in the reports Full House files with the Securities and Exchange Commission, including, but not limited to, its Form 10-KSB for the most recently ended fiscal year.

For the foregoing reasons, readers and investors are cautioned that there also can be no assurance that the outcomes expressed in Full House’s forward-looking statements included in this release and otherwise will prove to be accurate. In light of the significant uncertainties inherent in such forward-looking statements, the inclusion of such information should not be regarded as a representation or warranty by Full House or any other person that Full House’s objectives and plans will be achieved in any specified time frame, if at all. Full House does not undertake any obligation to update any forward-looking statements or to announce revisions to any forward-looking statements.

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For further information, contact:

Andre M. Hilliou, Chief Executive Officer

Full House Resorts, Inc.

702-221-7800

www.fullhouseresorts.com